UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2004
                                                 -----------------------

                           WHITNEY HOLDING CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Louisiana                          0-1026                  72-6017893
--------------------------------------------------------------------------------
    (State of                   (Commission File Number)       (IRS Employer
  incorporation)                                             Identification No.)

     228 St. Charles Avenue, New Orleans, Louisiana              70130
--------------------------------------------------------------------------------
        (Address of principal executive offices)              (Zip Code)

                                 (504) 586-7272
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

            (c) Exhibits
         99.1 News Release dated April 21, 2004

Item 12. Results of Operations and Financial Condition

         On April 21, 2004, Whitney Holding Corporation issued a news release announcing its financial results for the quarter ended March 31, 2004 (the "News Release"). The News Release is attached as Exhibit 99.1 to this report.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WHITNEY HOLDING CORPORATION

                                            By: /s/Thomas L. Callicutt, Jr.
                                            ------------------------------------
                                            Thomas L. Callicutt, Jr.
                                            Executive Vice President
                                            and Chief Financial Officer

                                            Date: April 21, 2004
                                                  ------------------------------

                                  EXHIBIT INDEX

Exhibit
Number                                                  Description
----------                                  ------------------------------------
   99.1                                     News Release dated April 21, 2004

Exhibit 99.1
                                     [LOGO]


                           WHITNEY HOLDING CORPORATION
                             228 ST. CHARLES AVENUE
                              NEW ORLEANS, LA 70130
                               www.whitneybank.com

                                  NEWS RELEASE

CONTACT: Thomas L. Callicutt, Jr.                         FOR IMMEDIATE RELEASE
         504/552-4591                                     April 21, 2004

                   WHITNEY REPORTS FIRST QUARTER 2004 EARNINGS

         New Orleans, Louisiana. Whitney Holding Corporation (NASDAQ-WTNY) earned $26.2 million for the quarter ended March 31, 2004, an 11% increase over net income of $23.5 million reported for the first quarter of 2003. Per share earnings were up 10%, to $.65 per basic share and $.64 per diluted share in 2004's first quarter from $.59 and $.58, respectively, in the year-earlier period.
         Selected highlights from the first quarter's results follow:
         o Growth in average earning assets spurred a $4.5 million, or 6%, increase in net interest income (TE) compared to the first quarter of 2003. The net interest margin (TE) was a healthy 4.40% for the first quarter of 2004, although there was moderate margin compression relative to the year-earlier period that partly offset the favorable impact of earning asset growth. The margin for the current quarter was down only slightly from 4.43% in the fourth quarter of 2003. Whitney's asset yields and funding costs have begun to stabilize after trending lower during a period of sustained low market interest rates. The overall yield on earning assets for the first quarter of 2004 was 46 basis points lower than in the year-earlier period, but was essentially level with the yield for the fourth quarter of 2003. Funding costs for the current year's first quarter were down 29 basis points compared to the first quarter of 2003, but were up slightly from 2003's fourth quarter, reflecting an increase in short-term borrowings accessed to partially fund growth in the loan and investment portfolios.
         o Improved credit quality during the first quarter of 2004 led to a $2 million negative provision for loan losses during the period. Whitney recorded no provision in 2003's

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
                                       2


              fourth quarter and a provision of $.5 million in the first quarter of 2003. The total of loans criticized through the internal credit risk classification process at March 31, 2004 was down $11 million from year-end 2003, including a $1.7 million reduction in total nonperforming loans. The allowance required for impaired loans at March 31, 2004 was $.8 million below the level at December 31, 2003. These favorable developments helped reduce the allowance for loan losses at March 31, 2004 by $1.9 million from the level at December 31, 2003. There was a small net recovery of charge-offs in the first quarter of 2004, compared to net charge-offs of $1.9 million in the fourth quarter of 2003 and $.7 million in 2003's first quarter. The allowance represented 229% of nonperforming loans at the end of 2004's first quarter, little changed from year-end 2003.
         o Noninterest income decreased 3%, or $.6 million, from the first quarter of 2003. Though most major sources of noninterest income posted stable to higher results compared to the first quarter of 2003, fee income from Whitney's secondary mortgage market operations was down by $1.5 million. Home loan production, and refinancing activity in particular, began a marked slowdown toward the end of the third quarter of 2003 as mortgage rates trended higher. Income from bank-issued credit and debit cards was up 6% compared to 2003's first quarter. The percentage growth in card transaction volumes was higher, but the rates on debit transactions have been restructured and effectively lowered by Visa USA in response to pressure from major merchants. Trust service fees rose 7% compared to the first quarter of 2003 aided by new business opportunities and improved equity market valuations. Other noninterest income was up 11%, or $.6 million, including growth in investment service fees and credit-related fees, among other contributors.
         o Noninterest expense increased 5%, or $2.7 million, from 2003's first quarter. Personnel expense was up 5%, or $1.6 million, in total, with employee compensation up 3%, or $.7 million, and employee benefits higher by 13%, or $.9 million. The increase in employee compensation was consistent with the increase in base pay. A sharp reduction in commission-related pay, mainly from lower home loan production, was offset by higher stock-based compensation under the management incentive plan that was primarily driven by an increase in the value of Whitney's stock. An increase in the expense estimated for pension and retiree health benefits was the main factor behind the overall

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                                       3

              rise in employee benefits for the first quarter of 2004. The annual expense for these retirement benefits is expected to be up less than $1 million in the current year compared to 2003. Branch additions and enhancements to customer service capabilities contributed to moderate increases in expense for occupancy, equipment and data processing and telecommunications compared to the first quarter of 2003. The expense for legal and professional fees was lower in the first quarter of 2004, reflecting a benefit from favorable trends in credit quality, among other factors. An increase in marketing activities and the amortization of expanded affordable housing investments were the larger factors of a recurring nature behind the $1.4 million increase in other noninterest expense. Tax credits associated with the affordable housing investments helped lower the effective tax rate compared to the year-earlier period.
         Whitney's earning assets grew $625 million, or almost 10%, on average in the first quarter of 2004 compared to 2003's first quarter. Average loans in the first quarter of 2004 were up 10%, or $445 million, with growth in the commercial and commercial real estate portfolios accounting for virtually all of the increase. Commercial lending has yielded steady portfolio growth throughout 2003 and into 2004, with new customer development supplementing steady to rising demand from Whitney's well-established customer base. Average investment securities increased 14%, or $270 million, from the first quarter of 2003 to 2004's first quarter, as management executed a temporary strategy starting in late 2003 to invest in advance of paydowns expected in 2004.
         Growth in earning assets was supported by growth in deposits and additional short-term borrowings. Total lower-cost deposits in the first quarter of 2004 were on average 10%, or $417 million, higher than the year-earlier period, with noninterest-bearing demand deposits up 13% and deposits in lower-cost interest-bearing products up 8%. At the same time, higher-cost time deposits were down 4%, or $59 million, from 2003's first quarter, with some of these funds flowing to other lower-cost products. In total, average deposits were up 6%, or $358 million, in the first quarter of 2004 compared to 2003's first quarter, while borrowings rose 57%, or $252 million, on average.
         Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; and into the panhandle of Florida. Additionally, Whitney has announced an agreement to acquire Madison BancShares, Inc. and its subsidiary, Madison Bank, which is located in the Tampa, Florida market.

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                                       4

                                     -----
          This news release may contain statements that are not historical facts and are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which Whitney makes in good faith, are based on numerous assumptions, certain of which we may refer to specifically in connection with a particular statement. Some of the more important assumptions include:
         o expectations about overall economic strength and the performance of the economies in Whitney's market area,
         o expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in response to changing economic conditions,
         o reliance on existing or anticipated changes in laws and regulations affecting the activities of the banking industry and other financial service providers, and
         o expectations regarding the nature and level of competition, changes in customer behavior and preferences, and Whitney's ability to execute its plans to respond effectively.
          Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that Whitney's future results will differ materially from what is stated in or implied by such forward-looking statements. Whitney cautions readers to consider this risk.
          Whitney undertakes no obligation to update or revise any of the information in this news release, whether as a result of new information, future events or developments, or for any other reason.



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                                       5


                                 WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                                           FINANCIAL HIGHLIGHTS

                                                                                First              First
                                                                               Quarter            Quarter
(dollars in thousands, except per share data)                                    2004               2003
----------------------------------------------------------------------------------------------------------
INCOME DATA
     Net interest income                                                     $   77,190         $   72,794
     Net interest income (tax-equivalent)                                        78,671             74,216
     Provision for loan losses                                                   (2,000)               500
     Noninterest income                                                          20,907             21,495
         Net securities gains (losses) in noninterest income                          -                  -
     Noninterest expense                                                         62,026             59,294
     Net income                                                                  26,158             23,470
----------------------------------------------------------------------------------------------------------

AVERAGE BALANCE SHEET DATA
     Loans                                                                   $4,906,710         $4,461,849
     Investment securities                                                    2,245,626          1,975,563
     Earning assets                                                           7,175,034          6,550,281
     Total assets                                                             7,722,135          7,074,196
     Deposits                                                                 6,119,857          5,762,353
     Shareholders' equity                                                       855,476            811,347
----------------------------------------------------------------------------------------------------------

PER SHARE DATA
     Earnings per share
         Basic                                                                 $    .65           $    .59
         Diluted                                                                    .64                .58
     Cash dividends per share                                                  $    .33           $    .30
     Book value per share, end of period                                       $  21.48           $  20.25
     Trading data
         High price                                                            $  44.00           $  34.55
         Low price                                                                39.72              30.75
         End-of-period closing price                                              41.74              34.20
         Trading volume                                                       3,488,599          6,344,880
----------------------------------------------------------------------------------------------------------

RATIOS
     Return on average assets                                                      1.36%              1.35%
     Return on average shareholders' equity                                       12.30              11.73
     Net interest margin                                                           4.40               4.57
     Dividend payout ratio                                                        51.20              51.29
     Average loans as a percentage of average deposits                            80.18              77.43
     Efficiency ratio                                                             62.29              61.95
     Allowance for loan losses as a percentage of
        loans, at end of period                                                    1.16               1.46
     Nonperforming assets as a percentage of loans plus
        foreclosed assets and surplus property, at end of period                    .56                .98
     Average shareholders' equity as a percentage
        of average total assets                                                   11.08              11.47
     Leverage ratio, at end of period                                              9.96               9.86
----------------------------------------------------------------------------------------------------------

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities transactions).

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

                       WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                        DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
                                                                  First           First
                                                                 Quarter         Quarter
(dollars in thousands)                                             2004            2003
-------------------------------------------------------------------------------------------
                        ASSETS
--------------------------------------------------------
EARNING ASSETS
  Loans                                                         $4,906,710      $4,461,849
  Investment securities
     Securities available for sale                               2,044,168       1,774,668
     Securities held to maturity                                   201,458         200,895
                                                                ----------      ----------
        Total investment securities                              2,245,626       1,975,563
                                                                ----------      ----------
  Federal funds sold and short-term investments                     12,195          53,589
  Loans held for sale                                               10,503          59,280
                                                                ----------      ----------
        Total earning assets                                     7,175,034       6,550,281
-------------------------------------------------------------------------------------------
NONEARNING ASSETS
  Accrued interest receivable                                       29,867          30,642
  Goodwill                                                          69,164          69,164
  Other intangible assets                                           22,805          28,066
  Other assets                                                     484,872         462,636
  Allowance for loan losses                                        (59,607)        (66,593)
-------------------------------------------------------------------------------------------
        Total assets                                            $7,722,135      $7,074,196
===========================================================================================

                     LIABILITIES
--------------------------------------------------------
INTEREST-BEARING LIABILITIES
  Interest-bearing deposits
     NOW account deposits                                       $  791,812      $  687,573
     Money market investment deposits                            1,409,981       1,381,507
     Savings deposits                                              602,763         538,379
     Other time deposits                                           738,464         834,169
     Time deposits $100,000 and over                               698,795         662,523
                                                                ----------      ----------
        Total interest-bearing deposits                          4,241,815       4,104,151
                                                                ----------      ----------
  Short-term and other borrowings                                  692,076         439,948
                                                                ----------      ----------
        Total interest-bearing liabilities                       4,933,891       4,544,099
-------------------------------------------------------------------------------------------

NONINTEREST-BEARING LIABILITIES
  Noninterest-bearing deposits                                   1,878,042       1,658,202
  Accrued interest payable                                           4,903           8,047
  Other liabilities                                                 49,823          52,501
                                                                ----------      ----------
        Total liabilities                                        6,866,659       6,262,849
-------------------------------------------------------------------------------------------
                 SHAREHOLDERS' EQUITY                              855,476         811,347
-------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity              $7,722,135      $7,074,196
===========================================================================================
EARNING ASSETS LESS
    INTEREST-BEARING LIABILITIES                                $2,241,163      $2,006,182
===========================================================================================


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


                            WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                                    CONSOLIDATED BALANCE SHEETS


                                                               March 31      December 31     March 31
(dollars in thousands)                                           2004           2003           2003
------------------------------------------------------------------------------------------------------
               ASSETS
----------------------------------------------------------
  Cash and due from financial institutions                   $  235,054     $  270,387     $  254,653
  Federal funds sold and short-term investments                 100,707         14,385         71,846
  Loans held for sale                                            16,303         15,309         58,352
  Investment securities
     Securities available for sale                            2,017,866      2,090,870      1,802,578
     Securities held to maturity                                214,808        190,535        198,226
                                                          --------------------------------------------
        Total investment securities                           2,232,674      2,281,405      2,000,804
  Loans                                                       4,984,165      4,882,610      4,525,436
     Allowance for loan losses                                  (57,603)       (59,475)       (65,878)
                                                          --------------------------------------------
        Net loans                                             4,926,562      4,823,135      4,459,558
                                                          --------------------------------------------
  Bank premises and equipment                                   147,483        148,259        149,230
  Accrued interest receivable                                    26,056         27,305         29,026
  Goodwill                                                       69,164         69,164         69,164
  Other intangible assets                                        22,186         23,475         27,346
  Other assets                                                   77,908         82,158         63,445
------------------------------------------------------------------------------------------------------
        Total assets                                         $7,855,897     $7,754,982     $7,183,424
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
            LIABILITIES
----------------------------------------------------------
  Noninterest-bearing demand deposits                        $1,937,379     $1,943,248     $1,728,356
  Interest-bearing deposits                                   4,361,011      4,215,334      4,168,404
                                                          --------------------------------------------
        Total deposits                                        6,298,390      6,158,582      5,896,760
                                                          --------------------------------------------

  Short-term and other borrowings                               606,006        600,053        398,768
  Accrued interest payable                                        4,313          4,493          7,427
  Other liabilities                                              75,397        151,541         67,918
                                                          --------------------------------------------
        Total liabilities                                     6,984,106      6,914,669      6,370,873
------------------------------------------------------------------------------------------------------
        SHAREHOLDERS' EQUITY
----------------------------------------------------------
  Common stock, no par value                                      2,800          2,800          2,800
  Capital surplus                                               190,348        183,624        170,997
  Retained earnings                                             668,960        656,195        618,668
  Accumulated other comprehensive income                         20,429          8,438         27,846
  Treasury stock at cost                                              -            (30)          (211)
  Unearned restricted stock compensation                        (10,746)       (10,714)        (7,549)
                                                          --------------------------------------------
        Total shareholders' equity                              871,791        840,313        812,551
------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity           $7,855,897     $7,754,982     $7,183,424
------------------------------------------------------------------------------------------------------



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
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                                       8


                  WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

-----------------------------------------------------------------------------------------
                                                                 First           First
                                                                Quarter         Quarter
(dollars in thousands, except per share data)                     2004            2003
-----------------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                                   $  63,011       $  63,769
  Interest and dividends on investments                           23,499          22,107
  Interest on federal funds sold and
     short-term investments                                           30             161
-----------------------------------------------------------------------------------------
    Total interest income                                         86,540          86,037
-----------------------------------------------------------------------------------------
INTEREST EXPENSE
  Interest on deposits                                             7,970          12,543
  Interest on short-term and other borrowings                      1,380             700
-----------------------------------------------------------------------------------------
    Total interest expense                                         9,350          13,243
-----------------------------------------------------------------------------------------
NET INTEREST INCOME                                               77,190          72,794
PROVISION FOR LOAN LOSSES                                         (2,000)            500
-----------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                 79,190          72,294
-----------------------------------------------------------------------------------------
NONINTEREST INCOME
  Service charges on deposit accounts                              9,316           9,297
  Secondary mortgage market operations                             1,286           2,737
  Bank card fees                                                   2,336           2,206
  Trust service fees                                               2,189           2,049
  Other noninterest income                                         5,780           5,206
  Securities transactions                                              -               -
-----------------------------------------------------------------------------------------
    Total noninterest income                                      20,907          21,495
-----------------------------------------------------------------------------------------
NONINTEREST EXPENSE
  Employee compensation                                           28,552          27,832
  Employee benefits                                                7,513           6,658
                                                         --------------------------------
    Total personnel expense                                       36,065          34,490
  Net occupancy expense                                            4,784           4,596
  Equipment and data processing expense                            4,378           4,205
  Telecommunication and postage                                    2,229           2,079
  Corporate value and franchise taxes                              1,863           1,873
  Legal and professional fees                                      1,011           1,555
  Amortization of intangibles                                      1,289           1,461
  Other noninterest expense                                       10,407           9,035
-----------------------------------------------------------------------------------------
    Total noninterest expense                                     62,026          59,294
-----------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                        38,071          34,495
INCOME TAX EXPENSE                                                11,913          11,025
-----------------------------------------------------------------------------------------

NET INCOME                                                     $  26,158       $  23,470
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
EARNINGS PER SHARE
  Basic                                                        $     .65       $     .59
  Diluted                                                            .64             .58
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
WEIGHTED-AVERAGE SHARES OUTSTANDING
  Basic                                                       40,191,444      39,785,332
  Diluted                                                     40,861,274      40,216,355
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
CASH DIVIDENDS PER SHARE                                       $     .33       $     .30
-----------------------------------------------------------------------------------------


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                                       9

                           WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                           SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*

---------------------------------------------------------------------------------------------
                                                                    First   Fourth   First
                                                                   Quarter  Quarter Quarter
                                                                    2004     2003    2003
---------------------------------------------------------------------------------------------
                        EARNING ASSETS
------------------------------------------------------------------
     Loans**                                                        5.17 %   5.20 %  5.74 %
     Investment securities                                          4.42     4.40    4.71
     Federal funds sold and short-term investments                   .99     1.04    1.22
                                                                  ---------------------------
             Total interest-earning assets                          4.93 %   4.94    5.39 %
                                                                  ---------------------------

---------------------------------------------------------------------------------------------
                 INTEREST-BEARING LIABILITIES
------------------------------------------------------------------

     Interest-bearing deposits
          NOW account deposits                                       .34 %    .31 %   .53 %
          Money market investment deposits                           .65      .65    1.06
          Savings deposits                                           .29      .28     .56
          Other time deposits                                       1.34     1.40    2.13
          Time deposits $100,000 and over                           1.22     1.25    1.79
                                                                  ---------------------------
             Total interest-bearing deposits                         .76      .77    1.24
                                                                  ---------------------------


     Short-term and other borrowings                                 .80      .62     .65
                                                                  ---------------------------
             Total interest-bearing liabilities                      .76 %    .76 %  1.18 %
                                                                  ---------------------------

---------------------------------------------------------------------------------------------
             NET INTEREST SPREAD (tax-equivalent)
------------------------------------------------------------------
     Yield on earning assets less cost of interest-
          bearing liabilities                                       4.17 %   4.18 %  4.21 %
                                                                  ---------------------------

---------------------------------------------------------------------------------------------
             NET INTEREST MARGIN (tax-equivalent)
------------------------------------------------------------------
     Net interest income (tax-equivalent) as a
          percentage of average earning assets                      4.40 %   4.43 %  4.57 %
                                                                  ---------------------------

---------------------------------------------------------------------------------------------
                        COST OF FUNDS
------------------------------------------------------------------
     Interest expense as a percentage of average interest-
          bearing liabilities plus interest-free funds               .53 %    .51 %   .82 %
---------------------------------------------------------------------------------------------
   * Based on a 35% tax rate.
  ** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.


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
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                                       10

                             WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
                                            LOAN QUALITY

                                                                         First           First
                                                                        Quarter         Quarter
     (dollars in thousands)                                               2004            2003
     -----------------------------------------------------------------------------------------------
                     ALLOWANCE FOR LOAN LOSSES
     ---------------------------------------------------------------
     Allowance for loan losses at beginning of period                 $   59,475     $    66,115
     Provision for loan losses                                            (2,000)            500
     Loans charged off                                                    (1,396)         (2,006)
     Recoveries on loans previously charged off                            1,524           1,269
                                                                    --------------------------------
          Net loans (charged off) recovered                                  128            (737)
                                                                    --------------------------------
     Allowance for loan losses at end of period                       $   57,603     $    65,878
                                                                    --------------------------------

     Net annualized charge-offs (recoveries) as a percentage
         of average loans                                                   (.01)%           .07 %

     Gross annualized charge-offs as a percentage of
         average loans                                                       .11 %           .18 %

     Recoveries as a percentage of gross charge-offs                      109.17 %         63.26 %

     Allowance for loan losses as a percentage of
         loans, at end of period                                            1.16 %          1.46 %
                                                                    --------------------------------

                                                                    -----------------------------------------------
                                                                        March 31      December 31      March 31
                                                                          2004           2003            2003
     --------------------------------------------------------------------------------------------------------------
                        NONPERFORMING ASSETS
     ---------------------------------------------------------------
     Loans accounted for on a nonaccrual basis                        $   25,095     $    26,776     $    41,050
     Restructured loans                                                       98             114             243
                                                                    -----------------------------------------------
          Total nonperforming loans                                       25,193          26,890          41,293
     Foreclosed assets and surplus property                                2,812           3,490           3,283
                                                                    -----------------------------------------------
          Total nonperforming assets                                  $   28,005     $    30,380     $    44,576
                                                                    -----------------------------------------------

     Nonperforming assets as a percentage of loans plus
         foreclosed assets and surplus property, at end of period            .56 %           .62 %           .98 %

     Allowance for loan losses as a percentage of
         nonaccruing loans, at end of period                              229.54 %        222.12 %        160.48 %

     Allowance for loan losses as a percentage of
         nonperforming loans, at end of period                            228.65 %        221.18 %        159.54 %

     Loans 90 days past due still accruing                            $    3,653     $     3,385     $     3,926

     Loans 90 days past due still accruing as a
         percentage of loans, at end of period                               .07 %           .07 %           .09 %
     --------------------------------------------------------------------------------------------------------------

                                    - END -